Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen Announces First Quarter 2021 Financial Results

– Q1 2021 Total Revenue of $86.9 million –

– Q1 2021 Rental Revenue of $9.9 million, up 84.2% from the same period in 2020 –

Goleta, California, May 4, 2021 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today reported financial results for the three months ended March 31, 2021.

First Quarter 2021 Highlights

•	Total revenue of $86.9 million, down 1.8% from the same period in 2020, primarily due to the impacts of the COVID-19 pandemic
•	Domestic business-to-business revenue of $30.7 million, up 11.6% from the same period in 2020
•	Rental revenue of $9.9 million, up 84.2% from the same period in 2020
•	Cash, cash equivalents, and marketable securities were $233.2 million with no debt outstanding as of March 31, 2021

“While the COVID-19 pandemic continued to have an impact on our business in the first quarter of 2021, we saw sequential growth in all four channels, and sequential growth of 17.5% in total revenue for the reported quarter,” said Inogen’s President and Chief Executive Officer, Nabil Shabshab. “Additionally, our focus on the rental channel continues to produce strong operating performance with rental revenue growing significantly in the first quarter of 2021 versus the comparable period in the prior year.  We continue to be focused on creating long-term value by increasing patient access to our products, enhancing physician advocacy, and driving product innovation.”

First Quarter 2021 Financial Results

Total revenue for the three months ended March 31, 2021 declined 1.8% to $86.9 million from $88.5 million in the same period in 2020.

Domestic business-to-business sales in the first quarter of 2021 increased 11.6% to $30.7 million compared to $27.6 million in the first quarter of 2020. The Company believes this increase in the first quarter of 2021 was primarily due to greater demand for portable oxygen concentrators (POCs) for COVID-19 patients upon hospital discharge, partially offset by lower reseller demand.  In addition, the Company believes the resolution of the competitive bidding uncertainty in October 2020 also contributed to increased demand in our domestic business-to-business channel during the first quarter of 2021.

International business-to-business sales in the first quarter of 2021 decreased by 21.7% (27.4% decrease on a constant currency basis) to $15.7 million compared to $20.1 million in the first quarter of 2020. The Company believes the decrease was primarily driven by the continued impact of the COVID-19 pandemic with intermittent lockdowns in many European countries, along with reduced operational capacity of certain European respiratory assessment centers.

Direct-to-consumer sales decreased 13.8% to $30.6 million in the first quarter of 2021 from $35.5 million in the first quarter of 2020. The Company believes the decrease was primarily driven by lower average inside sales representative headcount, which was down approximately 18% from the comparative period primarily due to the impacts of the COVID-19 pandemic on the Company’s hiring of new sales representatives. However, the Company observed increased demand for POCs in the first quarter of 2021 compared to the fourth quarter of 2020, which the Company believes was associated with higher vaccination rates within our patient population and the relaxation of closure orders related to the COVID-19 PHE leading to increased ambulation, additional stimulus payments, and improved consumer confidence.  This increased demand led to improved sales representative performance metrics versus each of the last three quarters in 2020 when these metrics declined associated with the COVID-19 pandemic.

Rental revenue in the first quarter of 2021 increased 84.2% to $9.9 million from $5.3 million in the same period in 2020, primarily due to increased patients on service, higher billable patients as a percent of total patients on service, and higher Medicare reimbursement rates.  As of March 31, 2021, the Company had approximately 34,700 patients on service, which was up 7.8% sequentially compared to December 31, 2020, and up 41.1% compared to March 31, 2020. The increase in patients on service was primarily driven by greater utilization of leads for rental opportunities and physician facing initiatives to increase prescriber awareness by the Company’s sales force.

Total gross margin was 45.9% in the first quarter of 2021 versus 43.4% in the comparative period in 2020. Sales revenue gross margin increased to 44.7% in the first quarter of 2021 versus 43.3% in the first quarter of 2020, primarily due to lower manufacturing cost per unit in the quarter due to certain manufacturing inefficiencies experienced in the comparable period of 2020. This increase was partially offset by lower average selling prices due to an increased mix of domestic business-to-business sales, which have a lower gross margin versus the Company’s direct-to-consumer sales. Rental revenue gross margin increased to 55.1% in the first quarter of 2021 versus 43.8% in the first quarter of 2020, primarily due to higher billable patients as a percent of total patients on service and higher Medicare reimbursement rates, partially offset by higher service expense per patient on service.

Total operating expense increased to $42.0 million in the first quarter of 2021 versus $40.5 million in the first quarter of 2020, primarily due to CEO transition costs, an increase in the fair value of the New Aera earnout liability, and higher personnel-related expenses, partially offset by lower advertising expense. Research and development expense increased to $4.0 million in the first quarter of 2021, compared to $3.6 million in the first quarter of 2020, primarily associated with increased product development expense. Sales and marketing expense decreased to $25.5 million in the first quarter of 2021 versus $27.2 million in the comparative period of 2020, primarily due to decreased advertising expenditures, partially offset by increased personnel-related expenses. Advertising expenditures were $7.6 million in the first quarter of 2021 compared to $10.0 million in the first quarter of 2020.  General and administrative expense increased to $12.5 million in the first quarter of 2021 versus $9.8 million in the first quarter of

2020 primarily due to $1.8 million in CEO transition costs and a $1.2 million increase in the fair value of the New Aera earnout liability, partially offset by lower consulting expense.

In the first quarter of 2021, the Company reported an operating loss of $2.1 million, Adjusted EBITDA of $5.4 million, a net loss of $0.7 million and loss per diluted common share of $0.03.

As of March 31, 2021, the Company had cash, cash equivalents, and marketable securities of $233.2 million with no debt outstanding.

Financial Outlook for 2021

Because of the uncertainties related to the COVID-19 pandemic, the Company is still unable to provide guidance for the full year 2021. Given the uncertain scope and duration of the COVID-19 pandemic, the Company is unable to estimate the related impact on its financial results, including revenue, net income or loss, and Adjusted EBITDA estimates for such period.

Despite the ongoing COVID-19 pandemic, the Company believes it is prudent to continue to make investments in clinical research, research and development, and building the necessary infrastructure to support its strategy to focus on rentals at the onset-of-care.  Given such investment initiatives, which the Company believes will support future revenue growth and predictability as well as margin expansion, the Company expects increased operating expense for the year in 2021. In addition, while the Company incurred minimal expenses related to bonus and performance-based stock-based compensation in 2020, it expects such costs to increase in 2021 along with certain expenses related to the previously announced recent officer transitions.

Regarding the second quarter of 2021, the Company expects all sales channels to increase versus the comparative period in the prior year, with the largest percentage growth expected in its rental channel.  The Company expects to continue to see the largest COVID-19 related impact on its international business-to-business sales channel primarily due to the continued reduced operational capacity of the respiratory assessment centers and slower vaccine rollouts than the United States.

Conference Call

Individuals interested in listening to the conference call today at 1:30pm PT/4:30pm ET may do so by dialing (877) 841-3961 for domestic callers or (201) 689-8589 for international callers. To listen to a live webcast, please visit the Investor Relations section of Inogen's website at: http://investor.inogen.com/.

A replay of the call will be available beginning May 4, 2021 at 3:30pm PT/6:30pm ET through May 18, 2021. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Access Code: 13718848. The webcast will also be available on Inogen's website for one year following the completion of the call.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

We are a medical technology company offering innovative respiratory products for use in the homecare setting.  We primarily develop, manufacture and market innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the Company’s expectations related to revenue and operating expense in 2021, the anticipated impact of the COVID-19 pandemic on the Company’s business, including the impact on supply and demand for the Company’s products in its various business channels, the Company’s operating and sales strategy in respect to the COVID-19 pandemic, expectations regarding international sales and tender activity, expectations regarding changes to reimbursement rates, expectations related to the Company’s physician sales force, expectations for the second quarter of 2021 in the Company’s revenue channels, expectations regarding the Company’s performance-based stock-based compensation expense and other compensation expense, and expectations related to the Company’s rental strategy and growth prospects. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks arising from the possibility that Inogen will not realize anticipated revenue; the risks related to the COVID-19 pandemic; the impact of changes in reimbursement rates and reimbursement and regulatory policies; the possible loss of key employees, customers, or suppliers; risks relating to Inogen’s acquisition of New Aera, Inc. and the integration of New Aera’s business and operations within those of Inogen; risks relating to reimbursement coding of the Tidal Assist© Ventilator (TAV); the possibility that Inogen will not realize anticipated revenue from the technology acquired from New Aera or that expenses and costs will exceed Inogen’s expectations; intellectual property risks if Inogen is unable to secure and maintain patent or other intellectual property protection for the intellectual property used in its products; and intellectual property risks relating to the acquisitions of New Aera, including the risk of intellectual property litigation. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2020, and in its other filings with the Securities and Exchange Commission. Additional information will also be set forth in Inogen’s Quarterly Report on Form 10-Q for the period ended March 31, 2021, to be filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Use of Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three months ended March 31, 2021. Management believes that non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen's core operating results. Management uses non-GAAP measures to compare Inogen's performance relative to forecasts and strategic plans, to benchmark Inogen's performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release. For future periods, Inogen is unable to provide a reconciliation of non-GAAP measures without unreasonable effort as a result of the uncertainty regarding, and the potential variability of, the amounts of interest income, interest expense, depreciation and amortization, stock-based compensation, provision for income taxes, and certain other infrequently occurring items, such as acquisition-related costs, that may be incurred in the future.

Investor Relations & Media Contact:

Ali Bauerlein

abauerlein@inogen.net

-- Financial Tables Follow –

Consolidated Balance Sheets
(unaudited)
(amounts in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets
Cash and cash equivalents	$220,014	$211,962
Marketable securities	13,136	19,257
Accounts receivable, net	38,425	29,717
Inventories, net	26,394	24,815
Income tax receivable	1,984	2,048
Prepaid expenses and other current assets	9,723	17,898
Total current assets	309,676	305,697
Property and equipment, net	31,053	28,230
Goodwill	33,055	33,165
Intangible assets, net	66,557	68,797
Operating lease right-of-use asset	17,521	8,827
Deferred tax asset - noncurrent	15,994	14,467
Other assets	2,619	2,669
Total assets	$476,475	$461,852
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$29,349	$33,712
Accrued payroll	9,191	7,091
Warranty reserve - current	5,701	5,740
Operating lease liability - current	2,475	1,931
Deferred revenue - current	7,492	6,994
Income tax payable	1,264	1,242
Total current liabilities	55,472	56,710
Warranty reserve - noncurrent	9,213	8,654
Operating lease liability - noncurrent	16,435	8,078
Earnout liability - noncurrent	27,205	26,940
Deferred revenue - noncurrent	11,842	11,822
Deferred tax liability - noncurrent	24	25
Total liabilities	120,191	112,229
Stockholders' equity
Common stock	22	22
Additional paid-in capital	280,464	273,521
Retained earnings	74,873	75,605
Accumulated other comprehensive income	925	475
Total stockholders' equity	356,284	349,623
Total liabilities and stockholders' equity	$476,475	$461,852

Consolidated Statements of Comprehensive Loss
(unaudited)
(amounts in thousands, except share and per share amounts)

	Three months ended
	March 31,
	2021	2020
Revenue
Sales revenue	$77,081	$83,140
Rental revenue	9,851	5,349
Total revenue	86,932	88,489
Cost of revenue
Cost of sales revenue	42,635	47,118
Cost of rental revenue, including depreciation of $1,888 and $1,299, respectively	4,424	3,005
Total cost of revenue	47,059	50,123
Gross profit	39,873	38,366
Operating expense
Research and development	4,015	3,605
Sales and marketing	25,491	27,163
General and administrative	12,499	9,777
Total operating expense	42,005	40,545
Loss from operations	(2,132)	(2,179)
Other income (expense)
Interest income	57	552
Other expense	(310)	(60)
Total other income (expense), net	(253)	492
Loss before benefit for income taxes	(2,385)	(1,687)
Benefit for income taxes	(1,653)	(98)
Net loss	$(732)	$(1,589)
Other comprehensive income (loss), net of tax
Change in foreign currency translation adjustment	(457)	(158)
Change in net unrealized gains (losses) on foreign currency hedging	1,144	661
Less: reclassification adjustment for net (gains) losses included in net income	(241)	12
Total net change in unrealized gains (losses) on foreign currency hedging	903	673
Change in net unrealized gains (losses) on marketable securities	4	(6)
Total other comprehensive income, net of tax	450	509
Comprehensive loss	$(282)	$(1,080)

Basic net loss per share attributable to common stockholders (1)	$(0.03)	$(0.07)
Diluted net loss per share attributable to common stockholders (1)(2)	$(0.03)	$(0.07)
Weighted-average number of shares used in calculating net loss per share attributable to common stockholders:
Basic common shares	22,181,394	21,916,365
Diluted common shares	22,181,394	21,916,365

(1)	Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission.
(2)	Due to a net loss for the three months ended March 31, 2021 and March 31,2020, diluted loss per share is the same as basic.

Supplemental Financial Information
(unaudited)
(in thousands, except units and patients)

	Three months ended
	March 31,
	2021	2020
Revenue by region and category
Business-to-business domestic sales	$30,743	$27,554
Business-to-business international sales	15,720	20,083
Direct-to-consumer domestic sales	30,618	35,503
Direct-to-consumer domestic rentals	9,851	5,349
Total revenue	$86,932	$88,489
Additional financial measures
Units sold	49,400	53,400
Net rental patients as of period-end	34,700	24,600

Reconciliation of U.S. GAAP to Other Non-GAAP Financial Measures
(unaudited)
(in thousands)

	Three months ended
	March 31,
Non-GAAP EBITDA and Adjusted EBITDA	2021	2020
Net loss	$(732)	$(1,589)
Non-GAAP adjustments:
Interest income	(57)	(552)
Benefit for income taxes	(1,653)	(98)
Depreciation and amortization	5,098	4,462
EBITDA (non-GAAP)	2,656	2,223
Stock-based compensation	2,516	2,784
Change in fair value of earnout liability	265	(952)
Adjusted EBITDA (non-GAAP)	$5,437	$4,055

	Three months ended
	March 31, 2021
Non-GAAP international constant currency revenue	(using 2020 FX rates)	March 31, 2020
International revenues (GAAP)	$15,720	$20,083
Foreign exchange impact	(1,132)	—
International constant currency revenues (non-GAAP)	$14,588	$20,083

International revenue growth (GAAP)	-21.7%
International constant currency revenue growth (non-GAAP)	-27.4%